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Exhibit 10.14

TERM LOAN NOTE

$60,000,000.00	May 18, 2006

        FOR VALUE RECEIVED, Global Geophysical Services, Inc., a Delaware corporation, hereby promise to pay to the order of Orpheus Holdings, LLC (the "Lender"), at the principal office of Guggenheim Corporate Funding, LLC (as administrative agent for such Lenders "Administrative Agent"), at 135 East 57th Street, New York, New York 10022, the principal sum of SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00) or such lesser amount equal to the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower under the Term Loan Agreement, dated the date hereof among Borrower, Lender, the other financial institutions from time to time party thereto ("Term Loan Agreement"), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Term Loan Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan is paid in full, at the rates per annum and on the dates provided in the Term Loan Agreement.

        The date, amount and maturity of each Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, will be recorded by the Lender on its books and, prior to any transfer of this Term Loan Note, endorsed by the Lender on the schedules attached hereto, if any, or any continuation thereof. Capitalized terms used in this Term Loan Note have the respective meanings assigned to them in the Term Loan Agreement.

        This Term Loan Note is issued pursuant to the Term Loan Agreement, is entitled to the benefits provided for in the Term Loan Agreement and the other Loan Documents. The Term Loan Agreement provides for the acceleration of the maturity of this Term Loan Note upon the occurrence of certain events, for prepayments of loans upon the terms and conditions specified therein and other provisions relevant to this Term Loan Note.

        THIS TERM LOAN NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SEE ATTACHED SIGNATURE PAGE]

GLOBAL GEOPHYSICAL SERVICES, INC.
By:
Name: Craig Lindberg Title: Senior Vice President

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  Exhibit 10.14
TERM LOAN NOTE